Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

Epicor Completes Acquisition of Solarsoft Business Systems;

Reports Preliminary Fiscal 2012 Financial Results

Combined Annual Revenue Approaching $1 Billion with Solarsoft; Strong Revenue and

Synergy Execution Drive approximately 14% Year-Over-Year Adjusted EBITDA Growth

DUBLIN, Calif., October 15, 2012 — Epicor Software Corporation, a global leader in business software solutions for manufacturing, distribution, retail and services organizations, today announced that it has completed its previously announced acquisition of Solarsoft Business Systems. Epicor also announced preliminary financial results for its fiscal 2012 full year ended on September 30.

Epicor completed its acquisition of Solarsoft Business Systems for $155 million which was funded with cash on hand and a draw on an existing revolving credit facility of $69 million. As previously stated in the news release “Epicor to Acquire Solarsoft Business Systems,” issued on September 13, 2012, the acquisition of Solarsoft extends Epicor’s position as a leading provider of complete end-to-end enterprise business solutions for discrete manufacturing and distribution and wholesale management solutions in key vertical industries including lumber and building materials, automotive, and print and packaging. Jefferies & Company, Inc. acted as sole financial advisor to Epicor Software Corporation.

“This acquisition strengthens our leadership in the manufacturing and distribution segments worldwide,” said Pervez Qureshi, CEO and president of Epicor. “The addition of Solarsoft extends our innovative software offerings to a broader range of customers and industries—from automotive parts to packaging to life sciences, from food and beverage to electrical components to lumber and building materials. These solutions, which enable customers to monitor business and boost operating efficiency, are well aligned to Epicor offerings. We are pleased to have completed this acquisition slightly ahead of schedule and excited to begin the process of integrating Solarsoft with Epicor.”

Epicor also announced that based on its preliminary financial data1, the Company expects total revenue for fiscal 2012 to be in the range of $866 to $870 million, compared to fiscal 2011 pro forma total revenue of $847 million, an increase of 2-3% from fiscal 2011. The Company expects Adjusted EBITDA to be in the range of $220 to $222 million for fiscal 2012 representing a 14% increase over the prior year Pro Forma Adjusted EBITDA of $194 million which was driven by increased revenue, as well as synergies achieved from the 2011 merger of Activant and Epicor. The Company expects the net loss for fiscal year 2012 to range from $36 million to $42 million as compared to a net loss of $56 million from Inception to September 30, 2011. In addition, the Company expects net debt to be approximately $1.2B as of September 30, 2012, yielding a net leverage ratio of approximately 5.4x.

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Epicor Completes Solarsoft Acquisition and Reports Preliminary Fiscal 2012 Results

Americas revenues grew approximately 4% in fiscal 2012 as compared to the prior year, with solid performance in both high-end Retail and ERP while low-end Retail continues to be challenged from weakness in the construction and housing markets. International revenues declined approximately 2%, however, Asia Pacific grew significantly year over year offset by a decline in EMEA due to the ongoing challenging economy. Next-generation Epicor ERP (formerly Epicor 9) revenue growth was in line with the overall business, and is expected to accelerate in fiscal 2013. Lastly, maintenance revenues grew steadily with renewal rates stable in the mid-90%.

Based on Solarsoft’s financial results, Epicor expects to achieve additional annual revenues of $85 million and EBITDA of $25 million from Solarsoft, which includes $3 million of expected synergies from the acquisition. On a pro forma combined company basis, fiscal 2012 revenues including Solarsoft would have been $953 million, Adjusted EBITDA would have been $246 million and net leverage would have been 5.5x.2

“Despite the challenging economic environment, particularly in Europe, we believe our strong performance in fiscal 2012 demonstrates that our product offerings continue to gain market share,” said Qureshi. “We continue to expand the reach of our enterprise business solutions for manufacturers, distributors, retailers and service organizations globally, selling into more markets than ever before, and as a result sales pipelines are strong. Epicor’s growth is driven by our deep understanding of the industries we serve and clear focus on customer satisfaction that drives business inspiration and innovation. Our recently launched ‘Business Inspired’ brand and messaging fully supports our customer-centric focus and core values—to deliver solutions and services that increase customer productivity and efficiency, freeing them to focus on growth and differentiation and inspiring new possibilities for their businesses.”

All results should be considered preliminary pending Epicor’s filing of its annual report on Form 10-K. Epicor is also scheduled to host a conference call in mid-December to discuss its fiscal 2012 fourth quarter and full year financial results. A news release will be distributed at a later date with further information and call details.

[1]

The 2011 Epicor financial data included in this news release is presented as if the Epicor and Activant combination had occurred on October 1, 2010 without the effect of purchase accounting adjustments. Please see “Non-GAAP Financial Measures” below for further information.

[2]	Expected pro forma figures using middle of the fiscal 2012 Adjusted EBITDA range.

About Epicor Software Corporation

Epicor Software Corporation is a global leader delivering inspired business software solutions to the manufacturing, distribution, retail and services industries. With over 40 years of experience serving small, midmarket and larger enterprises, Epicor has more than 20,000 customers in over 150 countries. Epicor enterprise resource planning (ERP), retail management software, supply chain management (SCM), and human capital management (HCM) enable companies to drive increased efficiency and improve profitability. With a history of innovation, industry expertise and passion for excellence, Epicor provides the single point of accountability that local, regional and global businesses demand. The Company’s headquarters are located in Dublin, California, with offices and affiliates worldwide. For more information, visit www.epicor.com.

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Epicor Completes Solarsoft Acquisition and Reports Preliminary Fiscal 2012 Results

Follow Epicor on Twitter @Epicor, @EpicorUK, @EpicorEMEA, @EpicorAU, @Epicor_Retail, @Epicor_DIST and Facebook.

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Epicor, Business Inspired and the Epicor logo are trademarks of Epicor Software Corporation, registered in the United States and other countries. Other trademarks referenced are the property of their respective owners. The product and service offerings depicted in this document are produced by Epicor Software Corporation.

Forward-Looking Statements

This press release contains certain statements which constitute forward-looking statements (including predications, expectations and estimates) under the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements regarding the integration of Solarsoft and the expected business and financial effects of the acquisition, including additional revenue and Adjusted EBITDA, and Epicor and Solarsoft’s market share and relative position, product offerings and initiatives, business model, sales pipelines and opportunities, Epicor’s expected financial results for the full fiscal year 2012, including revenues and Adjusted EBITDA (including associated growth rates), total debt and net leverage ratio, pro forma financial results and the announcement of “Business Inspired Brand Imagery”, including the timing and effect thereof, as well as other statements that are not historical fact.

These forward-looking statements are based on currently available competitive, financial and economic data together with management’s views and assumptions regarding future events and business performance as of the time the statements are made and are subject to risks and uncertainties. Actual results may differ materially from those expressed or implied in the forward-looking statements. Such risks and uncertainties include, but are not limited to, Epicor’s ability to successfully integrate Solarsoft and execute on its business plans; changes in the demand for Epicor’s or Solarsoft’s products, particularly in light of competitive offerings; the timely availability and market acceptance of new products and upgrades; the impact of competitive products and pricing; Epicor’s future ability to continue to develop and expand its product and service offerings to address emerging business demand and technological trends; economic trends generally and in the markets Epicor serves. We encourage you to review our most recent reports, including our S-4 registration statement, filed on January 11, 2012, as amended on February 10, 2012, and our quarterly reports on Form 10-Q filed with the Securities and Exchange Commission, particularly under the caption “Risk Factors” for a discussion of these factors and other risks that may affect our future results. As a result of these factors the business or prospects expected by the Company as part of this announcement may not occur. Except as required by law Epicor undertakes no obligation to revise or update publicly any forward-looking statements.

Non-GAAP Financial Measures

This press release contains non-GAAP financial measures, as defined under the rules and regulations of the Securities and Exchange Commission, which supplement our preliminary unaudited consolidated financial results calculated in accordance with generally accepted accounting principles in the U.S. (“GAAP”) for interim financial information. These include (i) EBITDA (ii) Adjusted EBITDA and (iii) Pro Forma Adjusted EBITDA, which are used by management to better evaluate, and we believe provide investors a more complete understanding of the Company’s underlying operational results and trends and our marketplace performance.

In calculating EBITDA, we add back interest, income taxes, depreciation and amortization to net income from continuing operations. In calculating Adjusted EBITDA, we add back certain non-cash, non-recurring and other items that are included in EBITDA and net income as required by various covenants in the indenture governing our Senior Notes and our Senior Secured Credit Facilities.

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Epicor Completes Solarsoft Acquisition and Reports Preliminary Fiscal 2012 Results

Epicor Software Corporation began operations on May 16, 2011, as a result of the acquisitions of legacy Epicor Software Corporation (“Legacy Epicor”) and Activant Solutions Inc. (“Activant”). As a result, in addition to EBITDA, we present Pro Forma EBITDA. In calculating Pro Forma EBITDA, we present the financial results of the Company as if the acquisition of Legacy Epicor occurred as of the applicable date prior to May 16, 2011. Additionally, for Pro Forma EBITDA, we add back interest expense, income taxes, depreciation and amortization to net income from continuing operations.

We believe that EBITDA, Adjusted EBITDA and Pro Forma Adjusted EBITDA are useful financial metrics to assess our operating performance from period to period by excluding certain items that we believe are not representative of our core business. We believe that these non-GAAP financial measures provide investors with useful tools for assessing the comparability between periods of our ability to generate cash from operations sufficient to pay taxes, to service debt and to undertake capital expenditures. We use EBITDA, Adjusted EBITDA and Pro Forma Adjusted EBITDA for business planning purposes and in measuring our performance relative to that of our competitors. We use Pro Forma Adjusted and Adjusted EBITDA to compare our current non-GAAP results to comparable results of prior periods which began prior to May 16, 2011.

We believe EBITDA, Adjusted EBITDA and Pro Forma Adjusted EBITDA are measures commonly used by investors to evaluate our performance and that of our competitors. EBITDA and Pro Forma Adjusted EBITDA are not presentations made in accordance with GAAP and our use of the terms EBITDA, Adjusted EBITDA and Pro Forma Adjusted EBITDA varies from others in our industry. EBITDA, Adjusted EBITDA and Pro Forma Adjusted EBITDA should not be considered as alternatives to comprehensive income (loss), net income (loss), operating income or any other performance measures derived in accordance with GAAP as measures of operating performance or operating cash flows or as measures of liquidity.

EBITDA, Adjusted EBITDA and Pro Forma Adjusted EBITDA have important limitations as analytical tools and you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP.

For example, EBITDA, Adjusted EBITDA and Pro Forma Adjusted EBITDA:

•	exclude certain tax payments that may represent a reduction in cash available to us;

•	exclude amortization of intangible assets, which were acquired in acquisitions of businesses in exchange for cash;

•	do not reflect any cash capital expenditure requirements for the assets being depreciated and amortized that may have to be replaced in the future;

•	do not reflect changes in, or cash requirements for, our working capital needs; and

•	do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on our debt.

Other Non-GAAP operating results

We refer to Non-GAAP revenues. Non-GAAP revenues exclude the effects of purchase accounting adjustments to deferred revenue. As also referred to above, these measures are not recognized measurements under GAAP and when analyzing the Company’s operating performance, readers should use these measures in addition to, and not as an alternative for, any component of net income (loss) determined in accordance with GAAP.

We have provided a reconciliation below of EBITDA to net income or Adjusted EBITDA for the full year 2012.

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Epicor Completes Solarsoft Acquisition and Reports Preliminary Fiscal 2012 Results

Epicor Software Corporation

For the year ended September 30, 2012

GAAP to Non-GAAP Range Reconciliation

	For the year ended September 30, 2012
($’s in million’s)	Low	High
Revenue - GAAP	$850.2	$854.2

Deferred revenue purchase accounting adjustment	15.8	15.8

Revenue - Non-GAAP	$866.0	$870.0

Net Loss - GAAP	$(42.0)	$(36.0)
Depreciation and amortization	140.0	138.5
Interest expense	90.5	90.5
Income tax benefit	(14.5)	(16.0)
Restructuring costs	5.1	4.9
Deferred revenue and other purchase accounting adjustments	16.1	16.1
Non-cash charges (share based compensation)	8.6	8.3
Acquisition related costs	9.2	8.9
Management fees paid to Apax	1.9	1.9
Other expense and one-time related items	5.1	4.9

Adjusted EBITDA - Non-GAAP	$220.0	$222.0

Note - this guidance is as of October 15, 2012

Epicor undertakes no duty to update this guidance in light of new information or future events.
Please refer to the accompanying Safe Harbor Statement.

Epicor Software Corporation

For the Year Ended September 30, 2011

GAAP to Non-GAAP Reconciliation

	Predecessor	Successor	Legacy Epicor	Proforma
($’s in million’s)	October 1, 2010 to May 15, 2011	Inception to September 30, 2011	October 1, 2010 to 15-May-11	October 1, 2010 to September 30, 2011
Revenue - GAAP	$227.3	$304.7	$285.9	$817.9

Deferred revenue purchase accounting adjustment	—	29.3	—	29.3

Revenue - Non-GAAP	$227.3	$334.0	$285.9	$847.2

Net Loss - GAAP	$(8.4)	$(56.0)	$—	$(64.4)
Depreciation and amortization	25.3	50.7	—	76.0
Interest expense	33.1	36.6	—	69.7
Income tax benefit	(4.5)	(26.7)	—	(31.2)
Restructuring costs	—	11.0	—	11.0
Deferred revenue and other purchase accounting adjustments	—	29.8	—	29.8
Non-cash charges (share based compensation)	5.7	—	—	5.7
Acquisition related costs	16.8	42.6	—	59.4
Management fees paid to Apax	—	0.9	—	0.9
Other expense and one-time related items	2.4	1.1	—	3.5
Adjusted EBITDA from Legacy Epicor	—	—	34.0	34.0

Adjusted EBITDA - Non-GAAP	$70.4	$90.0	$34.0	$194.4

Contact:	Lisa Preuss
Senior Director, Corporation Communications
Epicor Software Corporation
+1 949 585 4235
lpreuss@epicor.com